Exhibit 99.1

Independent Bank Corp. Reports Third Quarter Net Income of $14.7 Million

Strong Fundamentals Lead to Solid Operating EPS Growth

ROCKLAND, Mass.--(BUSINESS WIRE)--October 17, 2013--Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced net income for the third quarter of 2013 was $14.7 million, or $0.64 per diluted share. These results represent an increase of $0.08, or 14.3%, on a diluted earnings per share basis as compared to the second quarter of 2013. Both quarters contained items, such as merger and acquisition expenses and gain on extinguishment of debt, which the Company considers to be non-core in nature. When excluding these items, net operating earnings for the third quarter were $14.4 million, or $0.63 per diluted share, representing an increase from the prior quarter’s operating earnings of $13.2 million, or $0.58 per diluted share.

Christopher Oddleifson, President and Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company, stated: “Our commitment to a high quality customer experience has once again translated into strong financial results. We continue to grow commercial loans and core deposits by attracting new customers from our competitors. Additionally, the hard work of my colleagues in building deeper customer relationships is fueling healthy fee income growth. This is an exciting time, as we expand into Boston and prepare to welcome Mayflower Bank customers and colleagues to Rockland Trust in the fourth quarter.”

BALANCE SHEET

Total assets of $5.9 billion at September 30, 2013 have increased by $42.9 million from the prior quarter and by $703.4 million, or 13.6%, as compared to the year ago period, inclusive of the acquisition of Central Bancorp, Inc. (“Central”) in November 2012.

Total loans of $4.6 billion at September 30, 2013, have increased by $25.9 million when compared to the prior quarter and by $499.9 million, or 12.3%, when compared to September 30, 2012. The commercial loan portfolio continued its healthy growth, despite high payoff activity, rising by $32.1 million, or 4.0% on an annualized basis, during the quarter. Both the commercial and industrial and commercial real estate portfolios rose during the quarter as loan pipelines remain strong. In addition, the home equity portfolio resumed its growth, increasing by $12.2 million, or 6.1%, on an annualized basis. Offsetting this growth was the ongoing decline in the residential portfolio which decreased by $17.1 million, or 13.2% on an annualized basis. The decrease in the residential portfolio has slowed significantly as the increase in mortgage rates has reduced refinancing activity.

Deposit growth was strong during the quarter, increasing by $80.8 million, or 6.9% on an annualized basis, to $4.8 billion at September 30, 2013. This growth was led by core deposits, which increased $99.2 million to 85.3% of total deposits. The total cost of deposits remained at 0.23% for the quarter, reflecting the Company’s continued emphasis on lower cost funding sources.

Management deployed some of the Company’s excess cash during the quarter by purchasing investments and opportunistically prepaying $60.0 million of Federal Home Loan Bank Advances. The securities portfolio increased by $72.6 million to $601.8 million at September 30, 2013, and represents 10.2% of total assets. The investments purchased during the quarter were primarily Agency Mortgage-Backed Securities.

Stockholders’ equity at September 30, 2013 rose to $555.7 million, an increase of 2.2% for the quarter. As compared to the year ago period, stockholders’ equity has increased by $62.8 million, or 12.7%. The Tier 1 common ratio at September 30, 2013 increased to an estimated 9.27% as compared to 9.04% in the prior quarter. The Company’s tangible common ratio was 6.89%, representing an increase from the prior quarter’s level of 6.72%.

NET INTEREST INCOME

Net interest income was $45.2 million for the third quarter of 2013, compared to $45.6 million in the linked quarter. During the third quarter, the Company’s net interest margin decreased by 14 basis points to 3.43%. Primary factors contributing to the net interest margin decline included lower loan yields which led to a seven basis point decrease, higher cash and cash equivalent balances which led to a six basis point decrease, and purchase accounting adjustments which accounted for two basis points of the decrease in the margin from the linked quarter.

NONINTEREST INCOME

The Company recorded noninterest income of $18.1 million during the third quarter of 2013 which represents a $1.4 million, or 8.6%, increase from the prior quarter. Significant changes in noninterest income included the following:

  Deposit account fees increased by $261,000, or 6.0%, mainly due to increases in overdraft and nonsufficient fund fees driven by seasonal volume.
  Investment management income decreased by $182,000, or 4.2%, primarily due to the inclusion of seasonal tax preparation fees in the second quarter. Assets under administration remained consistent at $2.2 billion at September 30, 2013, as compared to the linked quarter and were 1.2% above prior year levels.
  Mortgage banking income increased $174,000, or 10.4%, primarily due to a positive income impact from managements’ focus on selling loans under a mandatory delivery process.
  Income from loan level derivatives increased by $515,000, or 63.1%, due to increased commercial loan activity during the third quarter.
  During the third quarter the Company recognized a gain of $763,000 on the extinguishment of debt related to the prepayment of $60.0 million of Federal Home Loan Bank Advances previously assumed as part of the Central Bancorp., Inc. acquisition.

NONINTEREST EXPENSE

The Company recorded noninterest expense of $40.7 million during the third quarter of 2013 which represents a $1.4 million, or 3.4%, decrease from the prior quarter. Significant changes in noninterest expense included the following:

  Salaries and employee benefits increased by $1.1 million, or 4.9%, driven by an increase in incentive compensation.
  Occupancy and equipment expense decreased $346,000, or 7.0%, as a result of decreases in maintenance and repairs, cleaning costs, and depreciation expense.
  Merger and acquisition expenses were $366,000 for the third quarter which represented a decrease of $388,000 from the linked quarter.
  Other noninterest expenses decreased by $1.7 million, or 13.4%, mainly due to decreases in marketing expenses of $832,000, loan work-out costs of $279,000, examinations and audit fees of $149,000, as well as a reduction in mortgage related expenses of $122,000, associated with the recent outsourcing of mortgage operations.

The Company generated a return on average assets and a return on average common equity in the third quarter of 2013 of 1.00% and 10.53%, respectively, as compared to 0.89% and 9.40% for the quarter ended June 30, 2013. On an operating basis, the return on average assets and the return on average common equity were 0.98% and 10.36%, respectively, in the third quarter, as compared to 0.93% and 9.74% in the second quarter.

ASSET QUALITY

The provision for loan losses was $2.7 million for the third quarter compared to $3.1 million for the quarter ended June 30, 2013. The provision for loan losses exceeded net charge-offs in both periods as the Company continues to prudently add to loan loss reserves in line with recent loan growth trends. For the quarter, net charge-offs were consistent with the prior quarter at $2.1 million, or 0.18%, on an annualized basis of average loans. Nonperforming loans increased by $1.4 million to $37.9 million, or 0.83%, of total loans at September 30, 2013, from $36.5 million, or 0.81% of total loans at June 30, 2013, due to higher nonaccrual commercial loans offset somewhat by a decrease in nonaccrual home equity loans. Nonperforming assets increased slightly to $48.9 million at the end of the third quarter compared to $48.1 million in the linked quarter. Delinquency as a percentage of loans decreased to 0.90% at September 30, 2013 compared to 1.03% at June 30, 2013.

The allowance for loan losses was $53.6 million at September 30, 2013, an increase of $586,000 from the prior quarter levels. The Company’s allowance for loan losses was 1.18% and 1.17% of total loans at September 30, 2013 and June 30, 2013, respectively.

Christopher Oddleifson - Chief Executive Officer, Denis Sheahan - Chief Operating Officer, and Robert Cozzone - Chief Financial Officer will host a conference call to discuss third quarter earnings at 10:00 a.m. Eastern Time on Friday, October 18, 2013. Internet access to the call is available on the Company’s website at www.RocklandTrust.com or via telephonic access by dial-in at 1-888-317-6016 reference: INDB. A replay of the call will be available by calling 1-877-344-7529. Replay Pass code: 10034289. The webcast replay will be available until October 18, 2014.

Rockland Trust is a full-service commercial bank headquartered in Massachusetts with $5.9 billion in assets. The sole bank subsidiary of Independent Bank Corp., Rockland Trust provides a wide range of consumer, business, investment, and insurance products and services. Named a Boston Globe "Best Place to Work" for four consecutive years and one of America's "Best Banks" by Forbes for three consecutive years, Rockland Trust's network consists of 75 retail branches, 10 commercial lending offices, four investment management, and three residential lending centers throughout Eastern Massachusetts and Rhode Island. To find out why Rockland Trust is the bank "Where Each Relationship Matters®", please visit www.RocklandTrust.com. Member FDIC. Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Operating earnings, which is a non-GAAP financial measure, excludes gain or loss due to items that management believes are unrelated to its core banking business and will not have a material financial impact on operating results in future periods, such as gains or losses on the sales of securities, merger and acquisition expenses, and other items. The Company’s management uses operating earnings to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such gains or losses. The Company has included information on operating earnings because management believes that investors may find it useful to have access to the same analytical tool used by management and may also find that it facilitates the comparison of the Company to other companies in the financial services industry. Non-GAAP operating earnings should not be viewed as a substitute for operating results determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing non-GAAP operating earnings can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP operating earnings are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY

				% Change	% Change
CONSOLIDATED BALANCE SHEETS	September 30,	June 30,	September 30,	Sept 2013 vs.	Sept 2013 vs.
(Unaudited Dollars in thousands)	2013	2013	2012	Jun 2013	Sept 2012

Assets
Cash and due from banks	$185,111	$139,672	$66,690	32.53%	177.57%
Interest earning deposits with banks	122,072	197,266	111,703	-38.12%	9.28%
Securities
Securities available for sale	284,398	303,855	323,156	-6.40%	-11.99%
Securities held to maturity	317,373	225,278	186,842	40.88%	69.86%
Total securities	601,771	529,133	509,998	13.73%	17.99%

Loans held for sale	10,667	32,497	42,393	-67.18%	-74.84%
Loans
Commercial and industrial	756,222	742,343	653,861	1.87%	15.65%
Commercial real estate	2,166,281	2,150,833	1,939,245	0.72%	11.71%
Commercial construction	236,466	231,719	175,731	2.05%	34.56%
Small business	75,273	77,283	78,794	-2.60%	-4.47%
Total commercial	3,234,242	3,202,178	2,847,631	1.00%	13.58%
Residential real estate	496,464	513,551	384,948	-3.33%	28.97%
Home equity - 1st position	492,732	481,542	485,605	2.32%	1.47%
Home equity - 2nd position	311,938	310,908	308,770	0.33%	1.03%
Total consumer real estate	1,301,134	1,306,001	1,179,323	-0.37%	10.33%
Other consumer	20,653	21,932	29,181	-5.83%	-29.22%
Total loans	4,556,029	4,530,111	4,056,135	0.57%	12.32%
Less - allowance for loan losses	(53,562)	(52,976)	(49,746)	1.11%	7.67%
Net loans	4,502,467	4,477,135	4,006,389	0.57%	12.38%
Federal Home Loan Bank stock	38,674	38,674	33,564	0.00%	15.22%
Bank premises and equipment	56,729	56,344	49,100	0.68%	15.54%
Goodwill and core deposit intangible	160,562	161,089	137,293	-0.33%	16.95%
Other assets	217,411	220,785	234,964	-1.53%	-7.47%
Total assets	$5,895,464	$5,852,595	$5,192,094	0.73%	13.55%

Liabilities and Stockholders' Equity
Deposits
Demand deposits	$1,339,134	$1,283,301	$1,110,266	4.35%	20.61%
Savings and interest checking accounts	1,843,795	1,798,495	1,536,439	2.52%	20.00%
Money market	882,764	884,696	840,723	-0.22%	5.00%
Time certificates of deposit	691,616	709,971	630,419	-2.59%	9.71%
Total deposits	4,757,309	4,676,463	4,117,847	1.73%	15.53%
Borrowings
Federal Home Loan Bank and other borrowings	189,539	261,456	189,464	-27.51%	0.04%
Wholesale repurchase agreements	50,000	50,000	50,000	0.00%	0.00%
Customer repurchase agreements	164,180	141,826	158,578	15.76%	3.53%
Junior subordinated debentures	73,962	74,018	61,857	-0.08%	19.57%
Subordinated debentures	30,000	30,000	30,000	0.00%	0.00%
Total borrowings	507,681	557,300	489,899	-8.90%	3.63%
Total deposits and borrowings	5,264,990	5,233,763	4,607,746	0.60%	14.26%
Other liabilities	74,730	75,227	91,383	-0.66%	-18.22%
Stockholders' equity
Common stock	227	226	214	0.44%	6.07%
Additional paid in capital	274,369	272,165	237,859	0.81%	15.35%
Retained earnings	288,208	278,611	258,481	3.44%	11.50%
Accumulated other comprehensive loss, net of tax	(7,060)	(7,397)	(3,589)	-4.56%	96.71%
Total stockholders' equity	555,744	543,605	492,965	2.23%	12.73%
Total liabilities and stockholders' equity	$5,895,464	$5,852,595	$5,192,094	0.73%	13.55%

CONSOLIDATED STATEMENTS OF INCOME	Three Months Ended
(Unaudited Dollars in thousands)				% Change	% Change
	September 30,	June 30,	September 30,	Sept 2013 vs.	Sept 2013 vs.
	2013	2013	2012	Jun 2013	Sept 2012

Interest income
Interest on fed funds sold and short term investments	$79	$21	$34	276.19%	132.35%
Interest and dividends on securities	3,773	3,517	4,015	7.28%	-6.03%
Interest on loans	47,019	47,720	44,251	-1.47%	6.26%
Interest on loans held for sale	156	237	255	-34.18%	-38.82%
Total interest income	51,027	51,495	48,555	-0.91%	5.09%
Interest expense
Interest on deposits	2,649	2,543	2,619	4.17%	1.15%
Interest on borrowed funds	3,182	3,337	3,098	-4.64%	2.71%
Total interest expense	5,831	5,880	5,717	-0.83%	1.99%
Net interest income	45,196	45,615	42,838	-0.92%	5.50%
Less - provision for loan losses	2,650	3,100	3,606	-14.52%	-26.51%
Net interest income after provision for loan losses	42,546	42,515	39,232	0.07%	8.45%
Noninterest income
Deposit account fees	4,604	4,343	3,959	6.01%	16.29%
Interchange and ATM fees	2,845	2,761	2,422	3.04%	17.46%
Investment management	4,175	4,357	3,723	-4.18%	12.14%
Mortgage banking income	1,843	1,669	1,445	10.43%	27.54%
Increase in cash surrender value of life insurance policies	793	786	757	0.89%	4.76%
Proceeds from life insurance policies	-	-	1,307	n/a	-100.00%
Loan level derivative income	1,331	816	1,047	63.11%	27.13%
Gain on extinguishment of debt	763	-	-	100.00%	100.00%
Other noninterest income	1,776	1,960	1,448	-9.39%	22.65%
Total noninterest income	18,130	16,692	16,108	8.61%	12.55%
Noninterest expense
Salaries and employee benefits	22,654	21,594	20,704	4.91%	9.42%
Occupancy and equipment expenses	4,573	4,919	4,218	-7.03%	8.42%
Data processing and facilities management	1,179	1,201	1,144	-1.83%	3.06%
FDIC assessment	898	934	775	-3.85%	15.87%
Merger and acquisition expenses	366	754	595	-51.46%	-38.49%
Goodwill impairment	-	-	2,227	n/a	-100.00%
Other noninterest expense	11,052	12,762	10,389	-13.40%	6.38%
Total noninterest expense	40,722	42,164	40,052	-3.42%	1.67%
Income before income taxes	19,954	17,043	15,288	17.08%	30.52%
Provision for income taxes	5,299	4,285	3,687	23.66%	43.72%
Net income	$14,655	$12,758	$11,601	14.87%	26.33%

Basic earnings per share	$0.64	$0.56	$0.54	14.29%	18.52%
Diluted earnings per share	$0.64	$0.56	$0.53	14.29%	20.75%
Basic average shares	22,946,308	22,888,155	21,654,188
Diluted average shares	23,047,114	22,940,299	21,706,304

Performance ratios
Net interest margin (FTE)	3.43%	3.57%	3.72%
Return on average assets	1.00%	0.89%	0.91%
Return on average common equity	10.53%	9.40%	9.39%

Reconciliation table - non-GAAP financial information
Net income	$14,655	$12,758	$11,601	14.87%	26.33%
Noninterest income components
Less - proceeds from life insurance policies, tax exempt	-	-	(1,307)
Less - gain on extinguishment of debt, net of tax	(451)	-	-
Noninterest expense components
Add - merger & acquisition expenses, net of tax	216	458	352
Add - goodwill impairment, net of tax	-	-	1,317
Net operating earnings	$14,420	$13,216	$11,963	9.11%	20.54%

Diluted earnings per share, on an operating basis	$0.63	$0.58	$0.55	8.62%	14.55%

CONSOLIDATED STATEMENTS OF INCOME
	Nine Months Ended		% Change
	September 30,	September 30,	Sept 2013 vs.
	2013	2012	Sept 2012

Interest income
Interest on fed funds sold and short term investments	$134	$85	57.65%
Interest and dividends on securities	10,830	13,010	-16.76%
Interest on loans	141,717	131,142	8.06%
Interest on loans held for sale	661	541	22.18%
Total interest income	153,342	144,778	5.92%
Interest expense
Interest on deposits	7,857	8,045	-2.34%
Interest on borrowed funds	9,812	9,413	4.24%
Total interest expense	17,669	17,458	1.21%
Net interest income	135,673	127,320	6.56%
Less - provision for loan losses	7,050	13,706	-48.56%
Net interest income after provision for loan losses	128,623	113,614	13.21%
Noninterest income
Deposit account fees	13,164	11,771	11.83%
Interchange and ATM fees	7,934	7,189	10.36%
Investment management	12,417	11,113	11.73%
Mortgage banking income	5,794	4,238	36.72%
Increase in cash surrender value of life insurance policies	2,325	2,211	5.16%
Proceeds from life insurance policies	-	1,307	-100.00%
Loan level derivative income	2,679	2,747	-2.48%
Gain on extinguishment of debt	763	-	100.00%
Other noninterest income	5,469	4,424	23.62%
Total noninterest income	50,545	45,000	12.32%
Noninterest expense
Salaries and employee benefits	66,963	61,915	8.15%
Occupancy and equipment expenses	14,742	12,752	15.61%
Data processing and facilities management	3,564	3,418	4.27%
FDIC assessment	2,653	2,354	12.70%
Merger and acquisition expenses	2,465	1,267	94.55%
Goodwill impairment	-	2,227	-100.00%
Other noninterest expense	35,418	30,477	16.21%
Total noninterest expense	125,805	114,410	9.96%
Income before income taxes	53,363	44,204	20.72%
Provision for income taxes	13,698	11,546	18.64%
Net income	$39,665	$32,658	21.46%

Basic earnings per share	$1.73	$1.51	14.57%
Diluted earnings per share	$1.73	$1.51	14.57%
Basic average shares	22,886,521	21,613,157
Diluted average shares	22,959,320	21,644,457

Performance ratios
Net interest margin (FTE)	3.53%	3.78%
Return on average assets	0.93%	0.87%
Return on average common equity	9.74%	9.01%

Reconciliation table - non-GAAP financial information
Net income	$39,665	$32,658	21.46%
Noninterest income components
Less - proceeds from life insurance policies, tax exempt	-	(1,307)
Less - gain on extinguishment of debt, net of tax	(451)	-
Noninterest expense components
Add - severance, net of tax	192	-
Add - merger & acquisition expenses, net of tax	1,531	749
Add - goodwill impairment, net of tax	-	1,317
Net operating earnings	$40,937	$33,417	22.50%

Diluted earnings per share, on an operating basis	$1.78	$1.54	15.58%

Reconciliation table - non-GAAP financial information
(Unaudited Dollars in thousands)	Three Months Ended					Nine Months Ended
				% Change	% Change			% Change
	September 30,	June 30,	September 30,	Sept 2013 vs.	Sept 2013 vs.	September 30,	September 30,	Sept 2013 vs.
	2013	2013	2012	Jun 2013	Sept 2012	2013	2012	Sept 2012

Noninterest income GAAP	$18,130	$16,692	$16,108	8.61%	12.55%	$50,545	$45,000	12.32%
Less - proceeds from life insurance policies, tax exempt	-	-	(1,307)	n/a	-100.00%	-	(1,307)	100.00%
Less - gain on extinguishment of debt	(763)	-	-	-100.00%	-100.00%	(763)	-	-100.00%
Total noninterest income as adjusted	$17,367	$16,692	$14,801	4.04%	17.34%	$49,782	$43,693	13.94%

Noninterest expense GAAP	$40,722	$42,164	$40,052	-3.42%	1.67%	$125,805	$114,410	9.96%
Less - severance	-	-	-	n/a	n/a	(325)	-	-100.00%
Less - merger and acquisition expenses	(366)	(754)	(595)	-51.46%	-38.49%	(2,465)	(1,267)	94.55%
Less - Goodwill Impairment	-	-	(2,227)	n/a	-100.00%	-	(2,227)	100.00%
Total noninterest expense as adjusted	$40,356	$41,410	$37,230	-2.55%	8.40%	$123,015	$110,916	10.91%

Asset quality	Nonperforming Assets			Net Charge-Offs			Net Charge-Offs
	At			For the Three Months Ending			For the Nine Months Ending
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,	September 30,	September 30,
	2013	2013	2012	2013	2013	2012	2013	2012

Nonperforming loans
Commercial & industrial loans	$4,557	$3,009	$2,981	$842	$1,199	$1,145	$2,328	$5,554
Commercial real estate loans	12,900	10,134	9,249	$428	188	433	1,023	3,170
Small business loans	615	698	604	$37	239	77	382	285
Residential real estate loans	12,251	12,496	10,383	$205	100	148	366	362
Home equity	7,320	10,024	7,643	$398	227	329	881	2,439
Other consumer	244	188	221	$154	78	131	343	410
Total nonperforming loans / total net charge-offs	$37,887	$36,549	$31,081	$2,064	$2,031	$2,263	$5,323	$12,220
Nonaccrual securities	1,628	2,169	1,521
Other assets in possession	176	176	176
Other real estate owned	9,188	9,211	8,751
Total nonperforming assets	$48,879	$48,105	$41,529

Nonperforming loans/gross loans	0.83%	0.81%	0.77%
Allowance for loan losses/nonperforming loans	141.37%	144.95%	160.05%
Gross loans/total deposits	95.77%	96.87%	98.50%
Allowance for loan losses/total loans	1.18%	1.17%	1.23%

Net charge-offs to average loans (quarter annualized)				0.18%	0.18%	0.22%
Net charge-offs to average loans (year-to-date)							0.16%	0.42%
	Troubled Debt Restructurings
	At
	September 30,	June 30,	September 30,
	2013	2013	2012
Troubled debt restructurings on accrual status	$36,429	$38,898	$46,823
Troubled debt restructurings on nonaccrual status	8,567	9,777	5,962
Total troubled debt restructurings	$44,996	$48,675	$52,785

	Three Months Ending
	September 30,	June 30,	September 30,
Nonperforming assets reconciliation	2013	2013	2012
Nonperforming assets beginning balance	$48,105	$46,815	$43,857
New to Nonperforming	21,863	11,907	7,981
Loans charged-off	(2,368)	(2,479)	(2,826)
Loans paid-off	(12,599)	(4,543)	(3,837)
Loans transferred to other real estate owned/other assets	(1,207)	(368)	(347)
Loans restored to accrual status	(5,169)	(1,087)	(1,081)
New to other real estate owned	1,207	368	347
Sale of other real estate owned	(1,757)	(3,793)	(2,708)
Other	804	1,285	143
Nonperforming assets ending balance	$48,879	$48,105	$41,529

	September 30,	June 30,	September 30,
Financial ratios	2013	2013	2012
Book value per common share	$24.21	$23.73	$22.75
Tangible common book value per share (proforma to include
the tax deductibility of goodwill) - non-GAAP	$18.06	$17.56	$17.28
Tangible common capital/tangible assets	6.89%	6.72%	7.04%
Tangible common capital/tangible asset (proforma to include
the tax deductibility of goodwill) - non-GAAP	7.20%	7.04%	7.38%

Capital adequacy
Tier one leverage capital ratio (1)	8.64%	8.56%	8.73%
Tier one common ratio (1)	9.27%	9.04%	9.24%
(1) Estimated number for September 30, 2013

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited - Dollars in thousands)	Three Months Ended
	September 30, 2013			June 30, 2013			September 30, 2012
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate

Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$128,027	$79	0.24%	$34,379	$21	0.25%	$53,650	$34	0.25%
Securities
Taxable investment securities	561,678	3,763	2.66%	533,823	3,506	2.63%	513,712	3,995	3.09%
Nontaxable investment securities (1)	844	15	7.05%	916	18	7.88%	1,649	34	8.20%
Total securities	562,522	3,778	2.66%	534,739	3,524	2.64%	515,361	4,029	3.11%
Loans held for sale	20,784	156	2.98%	35,945	237	2.64%	34,106	255	2.97%
Loans
Commercial and industrial	746,767	7,358	3.91%	735,517	7,338	4.00%	636,533	6,447	4.03%
Commercial real estate (1)	2,159,869	23,812	4.37%	2,149,662	24,242	4.52%	1,920,905	23,173	4.80%
Commercial construction	230,446	2,409	4.15%	224,453	2,307	4.12%	162,150	1,695	4.16%
Small business	75,791	1,048	5.49%	77,747	1,092	5.63%	78,629	1,121	5.67%
Total commercial	3,212,873	34,627	4.28%	3,187,379	34,979	4.40%	2,798,217	32,436	4.61%
Residential real estate	503,313	4,899	3.86%	537,138	5,389	4.02%	392,814	4,165	4.22%
Home equity	798,381	7,228	3.59%	793,381	7,069	3.57%	787,052	7,236	3.66%
Total consumer real estate	1,301,694	12,127	3.70%	1,330,519	12,458	3.76%	1,179,866	11,401	3.84%
Other consumer	21,029	488	9.21%	23,099	517	8.98%	30,155	669	8.83%
Total loans	4,535,596	47,242	4.13%	4,540,997	47,954	4.24%	4,008,238	44,506	4.42%
Total interest-earning assets	$5,246,929	$51,255	3.88%	$5,146,060	$51,736	4.03%	$4,611,355	$48,824	4.21%
Cash and due from banks	141,923			131,214			75,876
Federal Home Loan Bank stock	38,674			38,674			33,564
Other assets	384,144			405,721			374,208
Total assets	$5,811,670			$5,721,669			$5,095,003
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$1,760,508	$811	0.18%	$1,681,666	$674	0.16%	$1,482,213	$707	0.19%
Money market	891,601	561	0.25%	873,412	550	0.25%	801,921	615	0.31%
Time deposits	699,865	1,277	0.72%	722,486	1,319	0.73%	635,729	1,297	0.81%
Total interest-bearing deposits	$3,351,974	$2,649	0.31%	$3,277,564	$2,543	0.31%	$2,919,863	$2,619	0.36%
Borrowings
Federal Home Loan Bank and other borrowings	$225,749	$1,377	2.42%	$306,291	$1,453	1.90%	$198,212	$1,255	2.52%
Wholesale repurchase agreements	50,000	292	2.32%	50,000	289	2.32%	50,000	292	2.32%
Customer repurchase agreements	149,364	49	0.13%	135,107	45	0.13%	161,097	76	0.19%
Junior subordinated debentures	73,990	1,021	5.47%	74,045	1,009	5.47%	61,857	928	5.97%
Subordinated debentures	30,000	443	5.86%	30,000	541	7.23%	30,000	547	7.25%
Total borrowings	$529,103	$3,182	2.39%	$595,443	$3,337	2.25%	$501,166	$3,098	2.46%
Total interest-bearing liabilities	$3,881,077	$5,831	0.60%	$3,873,007	$5,880	0.61%	$3,421,029	$5,717	0.66%
Demand deposits	1,303,181			1,227,294			1,093,387
Other liabilities	75,134			77,177			89,157
Total liabilities	$5,259,392			$5,177,478			$4,603,573
Stockholders' equity	552,278			544,191			491,430
Total liabilities and stockholders' equity	$5,811,670			$5,721,669			$5,095,003

Net interest income		$45,424			$45,856			$43,107

Interest rate spread (2)			3.28%			3.42%			3.55%

Net interest margin (3)			3.43%			3.57%			3.72%

Supplemental Information
Total deposits, including demand deposits	$4,655,155	$2,649		$4,504,858	$2,543		$4,013,250	$2,619
Cost of total deposits			0.23%			0.23%			0.26%
Total funding liabilities, including demand deposits	$5,184,258	$5,831		$5,100,301	$5,880		$4,514,416	$5,717
Cost of total funding liabilities			0.45%			0.46%			0.50%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $228,000, $241,000, and $268,000 for the three months ended September 30, 2013, June 30, 2013, and September 30, 2012, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Nine Months Ended
	September 30, 2013			September 30, 2012
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate

Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$72,126	$134	0.25%	$45,951	$85	0.25%
Securities
Trading Assets	-	-	0.00%	1,823	38	2.78%
Taxable investment securities	539,823	10,798	2.67%	529,560	12,900	3.25%
Nontaxable investment securities (1)	892	52	7.79%	2,026	121	7.98%
Total securities	540,715	10,850	2.68%	533,409	13,059	3.27%
Loans held for sale	32,796	661	2.69%	23,829	541	3.03%
Loans
Commercial and industrial	725,385	21,534	3.97%	612,084	18,642	4.07%
Commercial real estate (1)	2,143,925	71,780	4.48%	1,888,773	68,881	4.87%
Commercial construction	218,181	6,732	4.13%	151,541	4,816	4.25%
Small business	77,068	3,200	5.55%	79,218	3,390	5.72%
Total commercial	3,164,559	103,246	4.36%	2,731,616	95,729	4.68%
Residential real estate	540,073	16,206	4.01%	407,765	13,188	4.32%
Home equity	796,326	21,391	3.59%	754,294	20,835	3.69%
Total consumer real estate	1,336,399	37,597	3.76%	1,162,059	34,023	3.91%
Other consumer	23,320	1,568	8.99%	34,355	2,168	8.43%
Total loans	4,524,278	142,411	4.21%	3,928,030	131,920	4.49%
Total interest-earning assets	$5,169,915	$154,056	3.98%	$4,531,219	$145,605	4.29%
Cash and due from banks	114,199			65,972
Federal Home Loan Bank stock	39,455			34,133
Other assets	403,311			368,140
Total assets	$5,726,880			$4,999,464
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$1,685,398	$2,192	0.17%	$1,463,255	$2,091	0.19%
Money market	877,891	1,689	0.26%	790,589	1,875	0.32%
Time deposits	726,737	3,976	0.73%	629,840	4,079	0.87%
Total interest-bearing deposits	$3,290,026	$7,857	0.32%	$2,883,684	$8,045	0.37%
Borrowings
Federal Home Loan Bank and other borrowings	$270,236	$4,250	2.10%	$214,747	$3,879	2.41%
Wholesale repurchase agreements	50,000	866	2.32%	50,000	870	2.32%
Customer repurchase agreements	144,151	143	0.13%	155,205	268	0.23%
Junior subordinated debentures	74,046	3,029	5.47%	61,857	2,766	5.97%
Subordinated debentures	30,000	1,524	6.79%	30,000	1,630	7.26%
Total borrowings	$568,433	$9,812	2.31%	$511,809	$9,413	2.46%
Total interest-bearing liabilities	$3,858,459	$17,669	0.61%	$3,395,493	$17,458	0.69%
Demand deposits	1,244,138			1,034,180
Other liabilities	79,650			85,410
Total liabilities	$5,182,247			$4,515,083
Stockholders' equity	544,633			484,381
Total liabilities and stockholders' equity	$5,726,880			$4,999,464

Net interest income		$136,387			$128,147

Interest rate spread (2)			3.37%			3.60%

Net interest margin (3)			3.53%			3.78%

Supplemental Information
Total deposits, including demand deposits	$4,534,164	$7,857		$3,917,864	$8,045
Cost of total deposits			0.23%			0.27%
Total funding liabilities, including demand deposits	$5,102,597	$17,669		$4,429,673	$17,459
Cost of total funding liabilities			0.46%			0.53%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $714,000 and $827,000 for the nine months ended September 30, 2013 and 2012, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statement have been reclassified to conform to the current year's presentation.

CONTACT:
Independent Bank Corp.
Chris Oddleifson, 781-982-6660
President and Chief Executive Officer
or
Robert Cozzone, 781-982-6723
Chief Financial Officer and Treasurer